Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Magic Media Networks, Inc. (the "Company") on Form 10-KSB/A for the year ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gordon Scott Venters, President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: July 19, 2004

/s/ Gordon Scott Venters

Gordon Scott Venters, President and Chief Executive Officer (principal executive officer) and Acting Chief Financial Officer (principal financial officer and principal accounting officer).

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Magic Media Networks, Inc. and will be retained by Magic Media Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.